SCHEDULE 14A

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                   Statement Pursuant to Section 14(a) of the
                Securities Exchange Act of 1934 (Amendment No. )


         Filed by the Registrant [X]
         Filed by a Party other than the Registrant [ ]
         Check the appropriate box:
         [ ]  Preliminary Proxy Statement
         [ ]  Confidential, for Use of Commission Only
                  (as permitted by Rule 14a-6(e)(2))
         [X]  Definitive Proxy Statement
         [ ]  Definitive Additional Materials
         [ ]  Soliciting Material Pursuant to Rule 14a-12

                               CENTENNIAL BANCORP
          ------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


     -----------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

    [X]      No fee required.
    [ ]      Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
             and 0-11.

             (1) Title of each class of securities to which transaction applies:

                 ---------------------------------------------------------------

             (2) Aggregate number of securities to which transaction applies:

                 ---------------------------------------------------------------
             (3) Per  unit  price  or  other  underlying  value  of  transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

                 ---------------------------------------------------------------
             (4) Proposed maximum aggregate value of transaction:

                 ---------------------------------------------------------------
             (5) Total fee paid:

                 ---------------------------------------------------------------
    [ ]      Fee paid previously with preliminary materials.

    [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

             (1)  Amount Previously Paid:

                 ---------------------------------------------------------------
             (2)  Form, Schedule or Registration Statement No.:

                 ---------------------------------------------------------------
             (3)  Filing Party:

                 ---------------------------------------------------------------
             (4)  Date Filed:

                 ---------------------------------------------------------------

                               CENTENNIAL BANCORP [LOGO]


                            NOTICE OF ANNUAL MEETING

                                       AND

                                 PROXY STATEMENT


                                   MAY 2, 2001

                               CENTENNIAL BANCORP

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                   MAY 2, 2001

         NOTICE IS HEREBY GIVEN that the annual meeting of the shareholders of Centennial Bancorp, an Oregon corporation (the "Company"), will be held at 10:00 a.m. on May 2, 2001, in the Bloch Room of the Eugene Hilton Hotel, 66 East 6th Street, Eugene, Oregon, for the following purposes:

         1. To consider and act upon the election of six directors of the Company.

         2. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

         Only shareholders of record at the close of business on March 16, 2001 are entitled to notice of, and to vote at, the meeting or any adjournment or adjournments thereof. Further information regarding voting rights and the business to be transacted at the annual meeting of shareholders is given in the accompanying Proxy Statement.

         Shareholders are invited to attend the meeting personally. If you are not able to do so and want your shares to be voted, it is important that you complete, sign, date and promptly return the accompanying proxy in the enclosed postage-paid envelope.

         We hope that you will be able to attend the meeting. It is always a pleasure to meet and become better acquainted with shareholders of the Company.

         By order of the Board of Directors.

March 29, 2001                                          Cordy H. Jensen
                                                        Secretary


--------------------------------------------------------------------------------
                YOUR VOTE IS IMPORTANT. PLEASE RETURN YOUR PROXY
                          SO YOUR VOTE CAN BE COUNTED.
--------------------------------------------------------------------------------

                               CENTENNIAL BANCORP
                       One S.W. Columbia Blvd, Suite 900
                             Portland, Oregon 97258
                                 (503) 973-5556

                                 PROXY STATEMENT

                  This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Centennial Bancorp (the "Company") to be used at the annual meeting of the Company's shareholders to be held on May 2, 2001. The approximate date of mailing this Proxy Statement and the accompanying form of proxy is March 29, 2001. The Company's 2000 Annual Report to Shareholders is being mailed to shareholders of the Company with this Proxy Statement.

                        PROXIES AND VOTING AT THE MEETING

                  Unless otherwise noted, all share and per-share information included in this Proxy Statement has been retroactively adjusted to reflect all stock dividends and stock splits effected by the Company prior to the date hereof.

                  The only class of outstanding stock of the Company is its Common Stock. At March 16, 2000, the record date for determining shareholders entitled to vote at the meeting, there were 22,910,978 Common Stock outstanding. Each holder of record of Common Stock on the record date is entitled to one vote for each share held on every matter submitted at the meeting.

                  A majority of the outstanding Common Stock must be represented at the meeting in person or by proxy in order to constitute a quorum for the transaction of business. Brokers are permitted to vote the shares held by them in "street name" on routine matters without receiving specific directions from the beneficial owners of the shares, but brokers must receive specific directions from beneficial owners before they may vote on nonroutine matters. Thus, brokers enter a "broker nonvote" on nonroutine matters with respect to shares where the broker has not received direction from the beneficial owner. These broker non-votes, as well as "abstentions" and "withheld" votes, are counted in determining whether a quorum is present, but are not counted for or against the proposal at issue.

                  If a proxy in the accompanying form is executed and returned, the shares represented thereby will be voted at the meeting in accordance with the instructions given in the proxy. If no instructions are given, the proxyholders will vote for management's nominees for director. They will vote in their discretion as to any other matters that may be properly brought before the meeting. Any proxy may be revoked prior to its exercise by giving written notice of revocation to the Secretary of the Company or by submitting to the Secretary a duly executed proxy bearing a later date. The attendance of a shareholder at the meeting will not revoke a proxy. Ballots and proxies will be counted by personnel of the Company.

                  The cost of this proxy solicitation will be borne by the Company. The Company does not expect to pay any compensation for the solicitation of proxies but may reimburse brokers, banks and other nominees for their expenses in sending proxy material to principals and obtaining their proxies. The Company expects to solicit proxies primarily by mail. The Company may also use officers and employees of the Company and Centennial Bank to solicit proxies, either in person or by telephone or letter. Such persons will not be specifically compensated for these activities.

                 PRINCIPAL SHAREHOLDERS AND MANAGEMENT OWNERSHIP

                  The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock at March 16, 2001 by: (a) each person who is known by the Company to own beneficially more than 5% of the Common Stock; (b) each director; (c) the executive officers named in the Summary Compensation Table below; and (d) all executive officers and directors as a group. Each named beneficial owner has sole voting and investment power with respect to the shares listed unless otherwise indicated.

                                                            Amount and Nature of
Name of Beneficial Owners                                   Ownership Beneficial          Percent of Class
-------------------------                                   --------------------          ----------------
Richard C. Williams                                             958,268 (1)                     4.1%

Brian B. Obie                                                   473,705 (2)                     2.1

Ted R. Winnowski                                                349,068 (3)                     1.5

Dan Giustina                                                    183,054 (4)                       *

Cordy H. Jensen                                                 452,209 (5)                     2.0

Robert L. Newburn                                               398,765 (6)                     1.7

Dennis M. Carlson                                               115,722 (7)                       *

Dennis P. Huserik                                                16,746 (8)                       *

Michael V. Paul                                                   6,327 (9)                       *

Michael J. Nysingh                                              131,470(10)                       *

Putnam Investments LLC                                        1,244,155(11)                     5.4

All executive officers and directors as a group               3,089,454(12)                    13.0
(11 persons)

----------------------------------
* Less than 1% of the Company's outstanding Common Stock.

(1) Includes 258,399 shares that could be acquired within 60 days by exercise of stock options.

(2) Includes 63,104 shares held by Mr. Obie's wife, 209,547 shares held by Obie Industries Incorporated, of which Mr. Obie is President and owns a controlling interest, and 44,371 shares that could be acquired within 60 days by exercise of stock options.

(3) Includes 313,291 shares that could be acquired within 60 days by exercise of stock options. Also includes 1,091 shares, which are held for Mr. Winnowski's account by Merrill Lynch Trust Company ("MLTC") as trustee of Centennial Bank's Employee Savings and Profit Sharing Plan (the "Employee Savings Plan").

(4) Includes 55,879 shares that could be acquired within 60 days by exercise of stock options.

(5) Includes 11,548 shares held jointly by Mr. Jensen and another person, 1,250 shares held by Mr. Jensen as custodian for a minor, and 44,371 shares that could be acquired within 60 days by exercise of stock options.

(6) Includes 287,098 shares held by The Newburn Joint Trust, of which Mr. Newburn is a trustee, 54,233 shares held by The Newburn Supporting Organization, of which Mr. Newburn is a trustee, 12,989 shares held by The Newburn Intentional Grantor Trust, of which Mr. Newburn is a trustee, 1,270 shares held by The McEwen Trust, of which Mr. Newburn is a trustee, 779 shares held by Mr. Newburn's wife, 26,735 shares held by Mr. Newburn as custodian for minors, and 15,661 shares that could be acquired within 60 days by exercise of stock options.

(7) Includes 38,715 shares held by The Diane C. Carlson Trust, of which Mr. Carlson is a beneficiary, 542 shares held in trust for Mr. Carlson's son, 50,820 shares held for Mr. Carlson's account by MLTC as trustee of the Employee Savings Plan. Also includes 25,645 shares that could be acquired within 60 days by exercise of stock options.

(8) Includes 4,940 shares held for Mr. Huserik's account by MLTC as trustee of the Employee Savings Plan. Also includes 11,806 shares that could be acquired within 60 days by exercise of stock options.

(9) Includes 432 shares that are held for Mr. Paul's account by MLTC as trustee of the Employee Savings Plan. Also includes 5,045 shares that could be acquired within 60 days by exercise of stock options.

(10) Includes 79,585 shares that are held for Mr. Nysingh's account by MLTC as trustee of the Employee Savings Plan. Also includes 41,420 shares that could be acquired within 60 days by exercise of stock options.

(11) This information is based upon the Schedule 13G, dated February 13, 2001, filed with the Securities and Exchange Commission by Putnam Investments, LLC, on behalf of itself and its subsidiaries, Putnam Investment Management, LLC and The Putnam Advisory Company, LLC. Includes 299,060 shares beneficially owned by Putnam Investment Management, LLC and 831,990 shares beneficially owned by Putnam Advisory Company, LLC, some of which are owned by their clients. The Putnam Advisory Company, LLC has shared voting power over 400,688 shares held by its institutional clients. Certain of the reporting persons disclaim beneficial ownership of the shares.

(12) Includes 817,497 shares that could be acquired within 60 days by exercise of stock options. Also includes 133,637 shares held for the accounts of the Company's executive officers by MLTC as trustee of the Employee Savings Plan.

                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

                  Members of the Board of Directors are elected annually. The current members of the Board have been nominated to continue in office until the next annual meeting of shareholders, and until their successors have been elected and qualified. Although the Company knows of no reason why any of the nominees may be unable or unwilling to serve, if any nominee becomes unable or unwilling to serve, it is the intention of the persons named in the proxy to vote for any substitute nominee the Board of Directors of the Company may recommend. The Board does not have a standing nomination committee nor does it have a formal procedure to receive shareholder nominations, but it will consider any written recommendations sent to the attention of the Board at the Company's administrative offices at One SW Columbia Street, Suite 900, Portland, Oregon 97258.

                  Directors are elected by a plurality of votes cast at the meeting, which means that the six nominees receiving the most votes at the meeting will be elected. Accordingly, a vote withheld from a particular nominee will not affect the outcome of an uncontested election. Shareholders are not entitled to cumulate votes for election of directors.

NOMINEES FOR DIRECTOR
---------------------

                  The following table gives certain information about each nominee for director, as of March 16, 2001. Three nominees (Messrs. Williams, Obie and Newburn) have served as directors of the Company since the Company's organization in 1981. Mr. Jensen has been a director since 1994; Mr. Giustina has been a director since 1995; and Mr. Winnowski has been a director since January 1998. All of the nominees (together with other people) are directors of the Company's subsidiary, Centennial Bank (sometimes referred to herein as the "Bank"), and Mr. Newburn is the Chairman of the Bank's Board of Directors. Mr. Williams is Chairman of the Board of Centennial Mortgage Co. ("Centennial Mortgage"), another subsidiary of the Company. Mr. Winnowski also is a director of Centennial Mortgage.


Name (Age) and                        Principal Occupation
Position with Company                 (During the last five years)
---------------------                 ----------------------------
Richard C. Williams (61)              Chairman of the Board of the Company since June 2000; President
Chairman of the Board and             and Chief Executive Officer of the Company from 1981 to June 2000;
and Director                          Vice Chairman of the Board of Directors of Centennial Bank; Director
                                      of Obie Media Corporation; Director of Elmer's Restaurants, Inc.



                                       4


Name (Age) and                        Principal Occupation
Position with Company                 (During the last five years)
---------------------                 ----------------------------

Brian B. Obie (59)                    Chairman, President and Chief Executive Officer of Obie Media
Vice Chairman of the Board            Corporation (transit and outdoor advertising); President and Chief
                                      Executive Officer of Obie Industries Incorporated (real estate development); former mayor of Eugene, Oregon.

Ted R. Winnowski (59)                 President and Chief Executive Officer of the Company since June 2000;
President, Chief Executive Officer    President and Chief Executive Officer of Centennial Bank since
and Director                          January 1998; Executive Vice President of KeyCorp from 1995 to 1997;
                                      Chairman, President and Chief Executive Officer of KeyBank of
                                      Washington from 1996 to 1997; Chairman of KeyBank of Oregon from 1985 to 1997.

Dan Giustina (51)                     Managing Partner of Giustina Resources (owns and manages timber and
Director                              timberland); member/manager of G Group LLC (owns and manages residential and commercial real estate).

Cordy H. Jensen (58)                  President and owner of Station Masters Inc. (restaurant and lounge);
Director and Secretary                President of Steelhead Brewing Co.; Managing Partner of CAC
                                      Investments (real estate rentals); Managing Partner of Bev's
                                      Investment Co. (real estate holdings); Director of Elmer's
                                      Restaurants, Inc.

Robert L. Newburn (69)                President and Chief Executive Officer of Pacific Petroleum Company
Director                              (retail distribution of petroleum products); Chairman of the Board of
                                      Centennial Bank.

                  The Board of Directors held 13 meetings during 2000. Each director attended more than 75% of the meetings of the Board of Directors and all committees of the Board on which the director served.

BOARD COMMITTEES
----------------

                  The Board of Directors has two committees. The Audit Committee consists of all nonemployee members of the Board of Directors: Messrs. Obie (Chairman), Giustina, Jensen and Newburn. It reviews the scope of internal and external audit activities and the results of the Company's annual audit. A copy of the Charter of the Audit Committee is attached as Exhibit A to this Proxy Statement. The Audit Committee met once in 2000.

                  The Compensation Committee administers the Company's stock option plans and determines management compensation. The members of the Compensation

Committee are Messrs. Obie (Chairman), Giustina, Jensen and Newburn. The Compensation Committee held three meetings in 2000.

                  In addition, Centennial Bank has an Audit and Personnel Committee of its Board of Directors consisting of Mr. Giustina and three nonemployee members of Centennial Bank's Board of Directors who are not members of the Company's Board of Directors. The Audit and Personnel Committee meets monthly with management to ensure that appropriate audits of Centennial Bank's affairs are being conducted. The Audit and Personnel Committee also reviews the reports of examinations of Centennial Bank conducted by the Federal Deposit Insurance Corporation and the Oregon Department of Consumer and Business Services. Centennial Bank also has an Asset/Liability Committee, which has eight members, four of whom (Messrs. Jensen, Newburn, Williams and Winnowski) are directors of the Company. The Asset/Liability Committee meets weekly.

                  The Board of Directors of the Company approves the independent auditors selected by the Company. The Audit Committee is responsible for recommending the selection of the independent auditors and their replacement, if appropriate. The independent auditors have direct access to the Company's Board of Directors and the Audit Committee. The employees responsible for conducting internal reviews have direct access to the Company's Audit Committee and the Bank's Audit and Personnel Committee to discuss the results of their examinations, the adequacy of internal accounting controls and the integrity of financial reporting.

COMPENSATION OF DIRECTORS
-------------------------

                  Executive officers receive no compensation for serving as directors of the Company. All other directors of the Company receive $1,000 per month, except that the Chairman of the Board receives an annual fee of $50,000, payable monthly.

                  The directors of the Company also serve as directors of Centennial Bank. Neither Mr. Williams nor Mr. Winnowski receives any compensation for serving as a director of Centennial Bank. All other directors of Centennial Bank receive $1,000 per month, and the Chairman of the Bank's Board receives an additional $500 per quarter.

                  Centennial Bank's Asset/Liability Committee meets weekly. All members of that Committee, except Mr. Williams and Mr. Winnowski, receive $75 for each meeting attended (the Chairman of that Committee receives $100 per meeting attended). The Chairman of the Audit and Personnel Committee receives $100 per month, and the other members of that Committee receive $50 per month.

                  Each nonemployee director of the Company or any of its subsidiaries who is first elected to such position after December 1993 may, in the discretion of the Compensation Committee, receive a 10-year option to purchase up to 24,858 shares of Common Stock at the fair market value on the date of grant. However, to date the Compensation Committee has never granted options to purchase more than 5,000 shares of Common Stock to any new director.

                  In addition to these initial stock option grants, the Company's Board of Directors adopted a stock option program in 1996 for nonemployee directors of the Company and its subsidiaries. The program provides for options to purchase 1,000 shares to be granted under the 1995 Stock Incentive Plan annually to each nonemployee director, with the grants commencing generally during the director's second year of service. Options are granted on the first business day of each calendar year, vest over a three-year period and have a term of 10 years. The exercise price for the options is the fair market value of the Company's Common Stock on the date of grant. Options that are vested on the date a director ceases to serve as a director generally will remain exercisable for one year from the date of termination. These options are transferable, under specified circumstances, to members of the director's immediate family, to family trusts and to family partnerships. Options covering 13,200 shares with an exercise price of $7.95 were granted to nonemployee directors in 2000 for service in 1999.

                        INFORMATION REGARDING MANAGEMENT

EXECUTIVE OFFICERS
------------------

                  The following information identifies the executive officers of the Company as of the date of this Proxy Statement. Subject to certain obligations of the Company described below under "Employment Agreements," all executive officers serve at the discretion of the Board of Directors.


Name of Individual                            Age     Positions and Offices Held
------------------                            ---     --------------------------
Richard C. Williams                           61      Chairman of the Board since June 2000 (a director
                                                      since 1981); President and Chief Executive Officer
                                                      from 1981 to June 2000; Vice Chairman of Centennial
                                                      Bank since 1992; Chief Executive Officer of
                                                      Centennial Bank from 1977 to 1998; President of
                                                      Centennial Bank from 1977 to 1992; a director of
                                                      Centennial Bank since 1977; a director of Centennial
                                                      Mortgage since 1987.

Ted R. Winnowski                              59      President and Chief Executive Officer of the Company
                                                      since June 2000; President and Chief Executive
                                                      Officer of Centennial Bank since January 1998; a
                                                      director of the Company since January 1998; a
                                                      director of Centennial Bank since January 1998; a
                                                      director of Centennial Mortgage since January 1999.


                                       7

Name of Individual                            Age     Positions and Offices Held
------------------                            ---     --------------------------
Dennis M. Carlson                             55      President and Chief Executive Officer of Centennial
                                                      Mortgage since 1988; Executive Vice President of
                                                      Centennial Mortgage from 1987 to 1988; a director of
                                                      Centennial Mortgage since 1987; Senior Vice President
                                                      of Centennial Bank since 1990; Vice President of
                                                      Centennial Bank from 1982 to 1990.

David A. Dahlstrom                            50      Executive Vice President and Manager, Community
                                                      Banking Division of Centennial Bank since January
                                                      2000; Vice President and Manager, Small Business
                                                      Lending Center of Centennial Bank from July 1999 to
                                                      2000; private consulting from 1996 to 1999; Senior
                                                      Vice President, Business Banking Group, First
                                                      Interstate Bank from 1994 to 1996.

Dennis P. Huserik                             58      Executive Vice President and Senior Credit Officer of
                                                      Centennial Bank since February 1999; Senior Vice
                                                      President and Region Credit Administrator of
                                                      Centennial Bank from 1996 to February 1999.

Michael V. Paul                               45      Executive Vice President and Senior Lending Officer
                                                      of Centennial Bank since July 1999; Senior Vice
                                                      President and Manager, Downtown Portland Commercial
                                                      Banking Center of Centennial Bank from January 1999
                                                      to July 1999; Senior Vice President and Team Leader,
                                                      Corporate Banking and Finance Division of Key Bank,
                                                      N.A., from 1994 through 1998.

Michael J. Nysingh                            48      Chief Financial Officer of the Company since 1985;
                                                      Acting Chief Financial Officer of the Company from
                                                      1982 to 1985; Senior Vice President of Centennial
                                                      Bank since January 1995; Vice President of Centennial
                                                      Bank from 1982 through 1994; Cashier of Centennial
                                                      Bank since 1982; a director of Centennial Mortgage
                                                      since 1990; Chief Financial Officer of Centennial
                                                      Mortgage since 1988.


EXECUTIVE COMPENSATION
----------------------


          The following table sets forth certain information regarding compensation paid by the Company during 2000, 1999 and 1998 to Mr. Williams and Mr. Winnowski as the Company's Chief Executive Officers during 2000 and the four other most highly compensated executive officers in 2000:

                                             SUMMARY COMPENSATION TABLE
                                                                                  Long-term
                                                                                compensation
                                                    Annual compensation            awards
                                               ------------------------------   --------------
                                                                                  Number of
                                                                                 securities
      Name and principal                                                         underlying            All other
           Position                  Year      Salary ($)(1)   Bonus ($)(1)(2)   options (#)      Compensation ($)(3)
--------------------------------    -------    -------------   ---------------  --------------    --------------------
Richard C. Williams(4)               2000      $262,500(5)       $ 100,000               -             $     -
    President and Chief              1999       325,000            100,000               -               9,412
    Executive Officer of the         1998       300,000            200,000               -              11,047
    Company

Ted R. Winnowski                     2000       290,625            135,000          30,815               9,857
     President and Chief             1999       250,000             55,000         107,853               9,412
     Executive Officer of            1998       214,903            100,000         231,117                   -
     the Company and
     Centennial Bank

Dennis M. Carlson                    2000       120,000             54,000           2,475               8,407
     President and Chief             1999       105,000             25,000           2,857               8,733
     Executive Officer of            1998        92,000             40,000          22,009               7,903
     Centennial Mortgage

Dennis P. Huserik                    2000       105,060             36,000           2,475               8,387
     Executive Vice President        1999       100,340             17,200           2,857               6,293
     and Senior Credit Officer       1998        88,895             18,600               -               7,438
     of Centennial Bank

Michael V. Paul                      2000       107,190             36,000           3,340               7,006
     Executive Vice President        1999        92,776             17,200          10,510                   -
     and Senior Lending Officer
     of Centennial Bank

Michael J. Nysingh                   2000        94,700             22,400           1,650               6,746
     Chief Financial Officer         1999        88,675             11,250           2,223               5,799
     of the Company                  1998        82,000             20,000               -               7,559


--------------------------------

(1)     Includes amounts contributed by the named executive to the Deferred Compensation Plan.
(2)     Includes bonuses paid or to be paid during the subsequent year but attributable to the year indicated.
(3)     Consists of the Company's contributions to the Employee Savings Plan for the benefit of the named executive officers.
(4)     Mr. Williams retired from active employment during June 2000.
(5)     Does not include $87,500 of deferred compensation paid to Mr. Williams following his retirement from active employment. These payments were made pursuant to the Company's Employment Agreement with Mr. Williams.
        See "- Employment Agreements" below.


          The following table sets forth certain information regarding options granted in 2000 to the executive officers named in the Summary Compensation
Table:

                                                             2000 OPTION GRANTS
                                                             ------------------

                                                                                              Potential Realizable
                                                                                                Value at Assumed
                                                                                              Annual Rates of Stock
                                                                                             Price Appreciation for
                                                Individual Grants                                  Option Term
                        ------------------------------------------------------------------   ------------------------
                                         % of Total
                                          Options         Per      Market
                                         Granted to      -Share   Price on
                          Options        Employees in   Exercise    Grant    Expiration
Name                      Granted           2000         Price      Date         Date           5% ($)       10% ($)
----                      -------           ----         -----      ----         ----           ------       -------
Richard C. Williams             -              -            -          -             -               -             -
Ted R. Winnowski           30,815(1)         20.2%       $8.46     $8.46       1/03/10        $163,890      $415,340
Dennis M. Carlson           2,475(2)          1.6         7.27      7.27      12/20/10          11,304        28,678
Dennis P. Huserik           2,475(2)          1.6         7.27      7.27      12/20/10          11,304        28,678
Michael V. Paul               865(2)           .6         8.45      8.45       2/15/10           4,590        11,645
                            2,475(2)          1.6         7.27      7.27      12/20/10          11,304        28,678
Michael J. Nysingh          1,650(2)          1.1         7.27      7.27      12/20/10           7,536        19,119

--------------------------------------------------
(1)     This option vests ratably over the three-year period following the grant.
(2)     Twenty percent of each of these options vests at the time of the option grant, and the remaining 80% of each option vests ratably over the four-year period following the grant.


          The following table sets forth information regarding option exercises during 2000 and option holdings at December 31, 2000 by each executive officer named in the Summary Compensation Table:

                                                2000 OPTION EXERCISES AND YEAR-END OPTION VALUES
                                                ------------------------------------------------

                                                                                        Value of unexercised
                        Shares                         Number of unexercised           in-the-money options at
                       Acquired                    Options at December 31, 2000 (#)    December 31, 2000 ($)(1)
                          on         Value         --------------------------------  ---------------------------
Name                  Exercise (#) Realized ($)      Exercisable   Unexercisable     Exercisable   Unexercisable
----                  ------------ ------------      -----------   -------------     -----------   -------------

Richard C. Williams     114,893     $538,505          258,399              -         $1,356,772              -

Ted R. Winnowski              -            -          313,291         88,776                  -              -

Dennis M. Carlson             -            -           25,644         18,763             89,545          9,902

Dennis P. Huserik             -            -           11,806         10,473              2,610          2,859

Michael V. Paul               -            -            5,045          8,805                335          1,301

Michael J. Nysingh            -            -           41,420          2,654            243,259            894



--------------------------------------------------
(1)  On December 31, 2000, the closing price of the Company's Common Stock was $7.95. For purposes of the foregoing table, stock options with an exercise price less than that amount are considered to be "in-the-money" and are considered to have a value equal to the difference between that amount and the exercise price of the stock option multiplied by the number of shares covered by the stock option.


EMPLOYMENT AGREEMENTS
---------------------

                  The Company has an employment agreement with Mr. Williams (as amended, the "Williams Agreement"). Centennial Bank has an employment agreement with Mr. Winnowski (the "Winnowski Agreement").

         RICHARD C. WILLIAMS

                  The Williams Agreement commenced on October 1, 1995 and terminates on December 31, 2001. It was amended on December 1, 1997 to add certain provisions regarding salary and payments upon a change of control, as described below. The Williams Agreement provides for a base salary of not less than $300,000 for each 12-month period after September 30, 1998, as established by the Compensation Committee. The Williams Agreement was further amended on May 5, 2000, in connection with Mr. Williams' retirement from active employment with the Company. That amendment increased the amount of his deferred compensation, as described below.

                  In addition to the base salary for Mr. Williams described above, the Williams Agreement provides for a cash bonus for each calendar year if the Company and/or Mr. Williams reach certain objectives determined by the Company's Board of Directors before the beginning of that year. Any cash bonus is payable 20% on the 15th day of April, July and October and 40% on the 15th day of the following January. As provided in the Williams Agreement, Mr. Williams was paid a bonus of $100,000 in each of 1999 and 2000 after meeting certain of the specified objectives.

                  The Williams Agreement also acknowledges the grant to Mr. Williams of an option to purchase 258,399 shares of the Company's Common Stock at an exercise price of $2.70 per share, the fair market value of the Company's Common Stock on the date the option was granted. The option expires on November 21, 2015, is fully vested and may be exercised at any time prior to expiration. The option may be transferred, under certain specified circumstances, to members of Mr. Williams' immediate family, to family trusts and to family partnerships.

                  The Williams Agreement provides for deferred compensation in an amount equal to $3.5 million, including cost-of-living increases. (The Second Amendment to the Williams Agreement increased Mr. Williams' deferred compensation from $2.1 million and extended the payout period from 12 years to 20 years.) Mr. Williams' deferred compensation is fully vested. Payments commenced in July 2000, following his retirement from active employment.

                  For a period of three years following Mr. Williams' termination of employment (i.e., until June 2003), Mr. Williams cannot, without the consent of the Board of Directors, engage in or enter into any business or perform services for another business that is in substantial competition with the Company.

         TED WINNOWSKI

                  The Winnowski Agreement commenced on January 20, 1998 and terminates on December 31, 2002. The Winnowski Agreement provides for a base salary of at least $225,000 for each 12-month period after December 31, 1998, as established by the Compensation Committee.

                  In addition to Mr. Winnowski's base salary, the Winnowski Agreement provides for a cash bonus for each calendar year if Centennial Bank attains certain objectives determined by the Bank's Board of Directors before the beginning of that year. Any cash bonus is payable 20% on the 15th of April, July and October of that year and 40% on January 15th of the following year. Mr. Winnowski received cash bonuses of $55,000 and $135,000 for 1999 and 2000, respectively, after meeting certain of the specified objectives for those years. Assuming future annual objectives are met, his cash bonus for 2001 and subsequent years will be determined by the Compensation Committee, but may not be less than $100,000 per year, plus an additional amount of not less than $25,000 if 110% of the year's financial objectives are achieved.

                  The Winnowski Agreement also acknowledges the grant to Mr. Winnowski of an option to purchase 231,117 shares of the Company's Common Stock under the Restated 1995 Stock Incentive Plan at an exercise price of $9.65 per share. One-third of the option (the incentive stock option portion) expires in 2008 and the remaining two-thirds of the option expires in 2023. The option is fully exercisable. Upon achieving the performance goals established by the Bank's Board of Directors for each year, the Winnowski Agreement requires the Company to grant to Mr. Winnowski annually an option to purchase 32,282 shares, plus another option to purchase 15,407 shares if the Bank achieves 110% of its prior year's after-tax profitability goal. Upon satisfying certain of the performance goals for 2000, the Company granted to Mr. Winnowski an option to purchase 32,282 shares at a purchase price of $7.95 per share. Exercisability of options granted to Mr. Winnowski will be accelerated if the Company is acquired by another corporation, upon Mr. Winnowski's death or disability or upon termination of his employment by the Bank without cause or by Mr. Winnowski with good reason, as such terms are defined in the Winnowski Agreement. Upon termination of Mr. Winnowski's employment with the Bank for any reason, including termination for cause by the Bank or by Mr. Winnowski without good reason, Mr. Winnowski generally has the right to exercise his options for one year after termination but only to the extent the options were vested at the time of termination.

                  Pursuant to the Winnowski Agreement, if Mr. Winnowski's interest in the Company's Employee Savings Plan is not fully vested at the time his employment terminates (if such termination is on or after December 31, 2002), the Company will make a cash payment to Mr. Winnowski equal to the unvested portion of his account.

                  In the event of termination of employment by the Bank for cause or by Mr. Winnowski without good reason, Mr. Winnowski is entitled to the payment of his base salary and benefits only through his termination date. In the event of termination of employment by the Bank without cause or by Mr. Winnowski for good reason, Mr. Winnowski is entitled to payment of his base salary and benefits through

December 31, 2002. If the Winnowski Agreement is terminated by either party because of Mr. Winnowski's disability, the Bank will pay his benefits and base salary until disability insurance benefits commence; if the agreement is terminated due to death, the Bank will continue payments for six months.

                  The Winnowski Agreement further provides that, in the event of his termination upon any change in control, both the Company and Mr. Winnowski have the right to terminate the Winnowski Agreement. If either elects to terminate, Mr. Winnowski will receive a lump-sum cash payment equal to 2 1/2 times his "final compensation." "Final compensation" is the greater of: (a) his base salary and cash bonus for the most recently ended fiscal year; or (b) his base salary for the current fiscal year. If Mr. Winnowski continues employment following a change in control and is subsequently terminated before December 31, 2002, the Company will pay him a lump-sum cash payment equal to 2 1/2 times his final compensation. Change of control is defined under the Winnowski Agreement as: (a) the acquisition by any person, other than the Company, Centennial Bank or a trustee holding securities under an employee benefit plan of either company, of 30% or more of the combined voting power of the Bank's or the Company's then outstanding securities; (b) a merger, consolidation, share exchange or other corporate reorganization, other than (i) a transaction in which the voting securities of the Bank or the Company before the transaction continue to represent more than 70% of the combined voting securities immediately following the transaction, or (ii) a transaction in which no person acquires more than 30% of the combined voting power of Centennial Bank's or the Company's then outstanding securities; or (c) the complete liquidation, or sale or disposition of all or substantially all, of the Bank's or the Company's assets.

                  For a period of six months following Mr. Winnowski's termination of employment, he has agreed that he will not engage in or enter into business or perform services for another business that is of the same or similar type as the Bank.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION
--------------------------------------------------------------

                  The Company and its subsidiaries are engaged in a highly competitive industry. In order to succeed, the Company must be able to attract and retain qualified executives. To achieve this objective, the Compensation Committee has structured executive compensation systems that include both a fixed, base salary component and a contingent component tied to operating performance. The Committee believes this compensation structure enables the Company to attract and retain key executives.

                  In 1995, as the Board of Directors reviewed the Company's strategic plans for the future, the Board determined that it would be in the best interests of the Company to renegotiate Mr. Williams' employment contract to extend its term. Central to the Board's interests were the long-term operation of the Company and succession of management. The Williams Agreement is described at page 11 of this Proxy Statement. The base salary and bonus paid to Mr. Williams in 2000 were determined pursuant to the terms of the Williams Agreement. After extensive consideration of candidates, the Board determined to hire Mr. Winnowski pursuant to an agreement described at pages 12 to 13 of this Proxy Statement. Mr. Winnowski commenced employment with the Bank on January 20, 1998.

                  Following discussions with Mr. Williams in the spring of 2000, the Compensation Committee approved Mr. Williams' retirement from active employment, which took effect in June 2000. In connection with his retirement from employment and his agreement to become the Chairman of the Company's Board of Directors, the Compensation Committee approved an amendment to the Williams Agreement, which increased the amount of his deferred compensation from $2.1 million to $3.5 million and extended the payout of the deferred compensation from 12 years to 20 years. The Committee believes these changes were appropriate in consideration of the many years of service that Mr. Williams provided to the Company and the Bank, the performance of the Company and the Bank during those years, and as an inducement to Mr. Williams to continue as the Company's Chairman of the Board after his retirement from employment. As Chairman, Mr. Williams will play a more visible and active role, with a significantly greater time commitment, than was required of the former Chairman of the Board. Accordingly, the Committee approved the payment to Mr. Williams of an annual fee of $50,000 for his service as Chairman.

                  When Mr. Williams retired as President and Chief Executive Officer of the Company, Mr. Winnowski added those duties to his responsibilities as President and Chief Executive Officer of the Bank. As compensation for the additional responsibility, the Compensation Committee increased Mr. Winnowski's base annual salary from $275,000 to $300,000 and increased his potential annual bonus from $125,000 to $150,000 for 2000.

                  In setting base compensation, the Compensation Committee considers the overall performance of each executive with respect to the duties and responsibilities assigned him or her. Further, periodic surveys are taken of compensation levels and benefit programs offered by other community banks and bank holding companies, which provide the Committee with information on which to evaluate salary and compensation programs.

                  The Compensation Committee maintains a philosophy that a significant element of compensation of executive officers, including Mr. Williams (prior to his retirement), Mr. Winnowski and the other executive officers named in the Summary Compensation Table, must be directly and materially linked to both operating and stock price performance. The benefit plans provided to the executive officers are designed to accomplish that goal. In particular, cash bonuses are heavily dependent on the Company meeting or exceeding budgeted net income. Executive officers are eligible to earn cash bonuses in specified amounts per executive, upon the achievement of specific performance measurements by the Company each quarter. In 2000, the performance measurements were: return on average assets; return on average equity; net interest margin; efficiency ratio; and growth objectives for total loans, total deposits and total assets. If earned, cash bonuses are payable 20% on the 15th day of April, July and October and 40% on January 15 of the following year. Not all of the goals were satisfied for 1999 or 2000, and each executive officer received only a portion of his potential bonus for 1999 and 2000.

                  The Company's stock incentive plans are an important component of the Company's compensation program for executive officers and other employees. The plans are intended to advance the interests of the Company and its shareholders by encouraging and enabling executive officers and other employees to acquire and retain a proprietary interest in the Company. Through stock option grants, the long-range interests of management and employees are aligned with those of shareholders as the optionees accumulate (through the vesting of their stock options) meaningful stakes in the Company. The Compensation Committee makes all decisions concerning the granting of stock options, including the individuals to whom options are granted and the respective exercise prices and vesting periods. These decisions are made on a subjective basis and generally do not bear a specific relationship to any particular measure of the Company's performance. In 1999, the Company adopted a stock option program intended to increase stock ownership among a broader group of employees. It is anticipated that all executive officers (except Mr. Williams and Mr. Winnowski) will receive a greater number of options under the new program than they have historically received. The program specifies a range of option shares that are available to each employee within a given grade, as well as providing for discretionary options beyond the specified range. The Compensation Committee believes that the enhanced program will be a valuable tool in recruiting, retaining and motivating employees, including executive officers.

                  Stock options totaling 44,990 shares were granted to six executive officers during 2000. The value of these stock options and the other stock options held by the executive officers is entirely dependent on the market value of the Company's shares. See the stock option tables included in "Executive Compensation."

                  The Company maintains a 401(k) retirement savings plan applicable to all eligible employees, including executive officers. Under the plan, the Company typically matches a portion of employee contributions (for 2000, 46.6% of employee contributions were matched up to a maximum of 6% of compensation). At December 31, 2000, all employer contributions made on behalf of executive officers were vested in accordance with the vesting schedule of the plan, generally five years from commencement of employment, on the basis of the officers' past service with the Company and Centennial Bank, except that contributions made on behalf of Mr. Winnowski, Mr. Huserik and Mr. Paul are not fully vested. In addition, the Company has a deferred compensation plan, which also is applicable to all eligible employees, including executive officers. Although the Company may match a portion of the compensation deferred by employees, no Company contributions were made under this plan for 2000.

                  The Compensation Committee believes that the base salary compensation provided to the executive officers of the Company, including those named in the Summary Compensation Table, is appropriate and reasonable in light of such executives' duties, performance and responsibilities and that the contingent forms of compensation provided through bonuses and stock options provide additional, continuing incentives to executives in appropriate circumstances and are consistent with the benefits derived by shareholders of the Company.

                  The above report is submitted by the members of the Company's Compensation Committee:

                             Compensation Committee

                            Brian B. Obie (Chairman)
                                  Dan Giustina
                                 Cordy H. Jensen
                                Robert L. Newburn

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
-------------------------------------------------------

                  The Audit Committee is composed of four nonemployee directors. Each member of the Audit Committee is independent in the judgment of the Board of Directors and as required by Rule 4200(a)(15) of the listing standards of the National Association of Securities Dealers. The Committee operates under a written charter adopted by the Board of Directors, a copy of which is included as Exhibit A to this Proxy Statement.

                  Management is responsible for the Company's internal controls and financial reporting process. The independent auditors are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and issuing a report to the Company's shareholders and Board of Directors on the results of this audit. The Committee's responsibility is to monitor and oversee these processes, as described in the Audit Committee Charter.

                  The Committee has met and held discussions with management and Symonds, Evans & Company, P.C. ("Symonds"), the Company's independent auditors. Management represented to the Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles. The Committee reviewed and discussed the consolidated financial statements with management. The Committee also discussed with Symonds matters related to the financial reporting process required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended.

                  Symonds also provided to the Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Committee reviewed with Symonds that firm's independence.

                  Based on the Committee's discussions with management and Symonds, the Committee's review of the representations of management, and the report of Symonds to the Committee, the Committee recommended to the Board of Directors that the Company's audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2000.

                  The above report is submitted by the members of the Company's Audit Committee:

                                 Audit Committee
                                 ---------------

                            Brian B. Obie (Chairman)
                                  Dan Giustina
                                 Cordy H. Jensen
                                Robert L. Newburn

STOCK PERFORMANCE GRAPH
-----------------------

                  The graph below compares the yearly percentage change in the cumulative shareholder return on the Company's Common Stock during the five years ended December 31, 2000, with: (a) the All Nasdaq U.S. Stocks Index, as reported by the Center for Research in Security Prices; and (b) the Nasdaq Bank Index, as reported by the Center for Research in Security Prices. This comparison assumes $100 was invested on December 31, 1995, in the Company's Common Stock and in the comparison groups, and assumes the reinvestment of all cash dividends prior to any tax effect and retention of all shares issued pursuant to stock dividends and stock splits.

                                   Edgar Representation of Data Points Used In Printed Graphics
                                   ------------------------------------------------------------



                                                                    Period Ending
                                 -------------------------------------------------------------------------------------
             Index                 12/31/95       12/31/96      12/31/97      12/31/98       12/31/99      12/31/00
-------------------------------- -------------- ------------- ------------- -------------- ------------- -------------
Centennial Bancorp                  100.00         139.50        301.97        415.37         275.06        258.59
NASDAQ - Total US                   100.00         123.04        150.69        212.51         394.92        237.62
NASDAQ Bank Index                   100.00         132.04        221.06        219.64         211.14        241.08





                  THE STOCK PERFORMANCE SHOWN ON THE GRAPH ABOVE IS NOT NECESSARILY INDICATIVE OF FUTURE PERFORMANCE.
THE COMPANY WILL NOT MAKE NOR ENDORSE ANY PREDICTIONS AS TO FUTURE STOCK PERFORMANCE.

                              CERTAIN TRANSACTIONS

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
-----------------------------------------------------------

                  The members of the Compensation Committee are Messrs. Obie, Newburn, Jensen and Giustina. None of them is or has been an officer or employee of the Company or any of its subsidiaries.

                  Mr. Williams, who was the Company's President and Chief Executive Officer until June 2000 and who now serves as the Chairman of the Company's Board of Directors, also serves as a director and is on the Compensation Committee of Obie Media Corporation. Mr. Obie, Vice Chairman of the Company's Board of Directors and Compensation Committee, is the Chairman of the Board and an executive officer of Obie Media Corporation.

BANKING RELATIONSHIPS
---------------------

                  Certain directors (including each member of the Compensation Committee) and executive officers of the Company and its subsidiaries, members of their immediate families, and certain companies with which such individuals are associated are customers of and have banking transactions with Centennial Bank in the ordinary course of business. The Bank expects to have such banking transactions in the future. All credit transactions with these parties in excess of $25,000 must be approved by Centennial Bank's Asset/Liability Committee and ratified by its Board of Directors. All outstanding loans and commitments to loan to those parties were made in compliance with applicable laws and on substantially the same terms (including interest rates and collateral) as those prevailing for Centennial Bank at the time for comparable transactions with other persons and, in the opinion of management, did not involve more than the normal risk of collectibility or present other unfavorable features. Loans to directors and executive officers of the Company and of Centennial Bank must comply with federal and state laws, which generally prohibit any preferential terms or rates.

                 COMPLIANCE WITH SECTION 16 FILING REQUIREMENTS

                  Section 16 of the Securities Exchange Act of 1934, as amended (the "1934 Act"), requires that all executive officers and directors of the Company and all persons who beneficially own more than 10% of the Company's Common Stock file an initial report of their ownership of the Company's securities on Form 3 and report changes in their ownership of the Company's securities on Form 4 or Form 5. These filings must be made with the Securities and Exchange Commission with a copy sent to the Company.

                  Based solely upon the Company's review of the copies of the filings that it received with respect to the year ended December 31, 2000, and written representations from certain reporting persons, the Company believes that all reporting persons made all required Section 16 filings with respect to 2000 on a timely basis.

                                 OTHER BUSINESS

                  The Company's management knows of no other matters to be brought before the meeting for a vote. However, if other matters are presented for a vote at the meeting, the proxy holders will vote the shares represented by properly executed proxies according to their judgment on those matters. At the meeting, management will report on the Company's business, and shareholders will have an opportunity to ask questions.

                      INFORMATION AVAILABLE TO SHAREHOLDERS

                  THE COMPANY'S 2000 ANNUAL REPORT IS BEING MAILED TO SHAREHOLDERS WITH THIS PROXY STATEMENT. ADDITIONAL COPIES OF THE ANNUAL REPORT AND THE COMPANY'S FORM 10-K FILED WITH THE SECURITIES AND EXCHANGE COMMISSION MAY BE OBTAINED WITHOUT CHARGE FROM MICHAEL J. NYSINGH, CHIEF FINANCIAL OFFICER, CENTENNIAL BANCORP, 675 OAK STREET, POST OFFICE BOX 1560, EUGENE, OREGON 97440.

                  The Company welcomes the views of its shareholders on its activities and performance. Shareholders who cannot attend the annual meeting personally may use the enclosed proxy card to ask questions or make comments.

                                    AUDITORS

                  Symonds, Evans & Company, P.C. ("Symonds"), independent auditors, were selected by the Board of Directors to conduct an audit of the Company's financial statements for the year ended December 31, 2000.

                  Representatives of Symonds will be at the annual meeting and will have an opportunity to make a statement if they desire to do so and answer any appropriate questions. However, management has been advised that the representatives of Symonds do not plan to make a statement.

                  The Company will appoint at a later date independent auditors to audit the Company's financial statements for 2001. The Audit Committee will review the scope of any such audit and other assignments given to the auditors to assess whether such assignments would affect their independence.

AUDIT FEES
----------

                  The Company paid Symonds $51,640 for professional services rendered in connection the audit of the Company's financial statements for 2000 and for the review of the Company's quarterly financial statements for the first three quarters of 2000.

ALL OTHER FEES
--------------

                  The Company paid Symonds $21,658 for all other services rendered to the Company and its subsidiaries during 2000. The Audit Committee considered whether the provision of these services by Symonds is compatible with maintaining Symonds' independence. (Symonds performed no information systems design or implementation services for the Company in 2000.)

                            PROPOSALS OF SHAREHOLDERS

                  Shareholders wishing to present proposals for action at the Company's 2002 annual meeting of shareholders must submit the proposals for inclusion in the Company's proxy statement not later than November 29, 2001.

March 29, 2001.

                                                                   EXHIBIT A
                                                                   ---------



                               CENTENNIAL BANCORP

            CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

I.   PURPOSE

     The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities relating to: the auditing, accounting, and reporting practices of the Company; the adequacy of the Company's systems of internal controls; and the quality and integrity of publicly reported financial disclosures. The Audit Committee's primary duties and responsibilities are to:

     o Serve as an independent and objective party to monitor the Company's financial reporting process and internal control system.

     o Review and appraise the activities of the independent auditors.

     o Provide an open avenue of communication among the independent auditors, financial and senior management, and the Board of Directors.

II.  ORGANIZATION

     The Audit Committee must be comprised of at least three independent directors appointed by the Board of Directors. Members of the Audit Committee will be considered independent if they have no relationship with the Company that could interfere with their independence from management and the Company and if they satisfy all listing requirements applicable to the Company. All members of the Committee must be financially literate and possess the ability to read and understand the fundamental financial statements of the Company, including balance sheets, income statements and cash flow statements. At least one member must have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background that results in the individual's financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibility.

III. MEETINGS

     The Committee will meet at least annually, and more frequently as circumstances dictate. The Committee will meet with the independent auditors at least annually, and may meet with the independent auditors in executive session to discuss any matters that the Committee or the auditors wish to discuss privately.

IV.  RESPONSIBILITIES AND DUTIES

     In carrying out its responsibilities, the Audit Committee believes that its policies and procedures should remain flexible, in order to react to changing conditions and to ensure the effective oversight of the Company's reporting process and internal control system. The Audit Committee may delegate to the Chair of the Committee or to one or more of its other members the responsibility for performing routine functions.

     SPECIFIC RESPONSIBILITIES AND DUTIES OF THE COMMITTEE:

     DOCUMENTS/REPORTS REVIEW

     1. Obtain the Board of Directors' approval of this Charter and evaluate it annually or as conditions dictate.

     2. Review the Company's annual financial statements, and such other reports or other publicly disclosed financial information as the Committee deems necessary.

     INDEPENDENT AUDITORS

     3. The independent auditors are ultimately accountable to the Board of Directors and the Audit Committee, as representatives of the shareholders. The Audit Committee is responsible for recommending the selection of the independent auditors and their replacement, if appropriate, to the Board of Directors.

     4. The Audit Committee will evaluate the independence and effectiveness of the independent auditors. On at least an annual basis, the Audit Committee will review all planned and incurred non-audit services and related fees of the independent auditors to determine if these services could potentially affect independence, and will ensure receipt from the independent auditors of a formal written statement delineating all relationships between the auditor and the Company.

     5. The Audit Committee will annually review the independent auditors' plan and scope of activities, including any areas to which either the Committee or the independent auditors believe special attention should be directed. The Audit Committee will review and approve the audit fees.

     FINANCIAL REPORTING PROCESSES

     6. Review, in consultation with the independent auditors, the results of the annual audit, giving specific attention to the following:

         o  Unusual, improper, or illegal transactions.

         o  Material weaknesses in the internal control environment.

         o The independent auditors' judgments about the quality and appropriateness of the Company's accounting principles as applied in its financial reporting.

         o Changes in accounting, legal, or other regulatory requirements that will, or could reasonably be expected to, have a significant impact on the Company.

         o All proposed adjustments of the independent auditors not recorded by the Company.

         o Any significant differences in the interpretation of generally accepted accounting principles (GAAP) between the Company and the independent auditors, as well as any areas where alternative applications of GAAP could reasonably be expected to have a material effect on the financial statements.

         o Any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

     GENERAL

     7. Investigate any matters within the Audit Committee's scope of responsibilities, with the power to retain outside counsel for this purpose if, in the Committee's judgment, that is appropriate.

     8. Perform any other activities consistent with this Charter, the Company's Bylaws and governing law, as the Committee or the Board of Directors deems necessary or appropriate.

                               CENTENNIAL BANCORP
P                           Hilton Hotel, Bloch Room
R                     66 E. 6th Ave., Eugene, Oregon 97401
O
X                ANNUAL MEETING OF SHAREHOLDERS, May 2, 2001
Y

         The undersigned shareholder of Centennial Bancorp hereby appoints Richard D. Williams and Ted R. Winnowski, and each of them, as proxies with full power of substitution, and authorizes them to represent and to vote on behalf of the undersigned shareholder all shares of the common stock of Centennial Bancorp that the undersigned is entitled to vote at the annual meeting of shareholders of Centennial Bancorp to be held on May 2, 2001, and any adjournment or adjournments thereof, with respect to the following:

         (Continued, and to be marked, dated and signed on the other side)



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1.       ELECTION OF DIRECTORS:

         NOMINEES:  Richard C. Williams, Brian B. Obie, Ted R. Winnowski,
                    Dan Giustina, Cordy H. Jensen, and Robert L. Newburn

_____    FOR all nominees listed (except as marked to the contrary)

_____    WITHHOLD AUTHORITY to vote for all nominees listed

INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST ABOVE.


THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN ACCORDANCE WITH THE SPECIFIC INSTRUCTIONS OF THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF THE NOMINEES LISTED FOR DIRECTOR. PROXIES MAY VOTE IN THEIR DISCRETION AS TO SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

Please sign exactly as your name appears. When shares are held jointly, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.



Signature(s)                    Signature(s)                    Date
            -----------------               -----------------       ------------


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